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                                                                      Exhibit 1

                  3,400,000 SHARES OF COMMON STOCK

                       MORGAN PRODUCTS LTD.


                      UNDERWRITING AGREEMENT



                                                             _____________, 1996


BLACK & COMPANY, INC. as the
  Representative of the several Underwriters
One S.W. Columbia Street, Suite 1200
Portland, Oregon 97258


Ladies and Gentlemen:

     Morgan Products Ltd., a corporation organized under the laws of the State of Delaware (the "Company"), and Saugatuck Capital Company Limited Partnership (the "Selling Shareholder") propose to sell to the several underwriters named in Schedule A annexed hereto (the "Underwriters"), for whom Black & Company, Inc. (the "Representative") is acting as the representative an aggregate of 3,400,000 shares (the "Firm Shares") of the Company's Common Stock, $0.10 par value ("Common Stock"), of which 1,500,000 are to be issued and sold by the Company and 1,900,000 previously issued shares are to be sold by the Selling Shareholder. In addition, solely for the purposes of covering overallotments, the Company proposes to grant to the Underwriters an option to purchase up to 510,000 additional shares of Common Stock (the "Option Shares"), as provided in
Section 3 hereof. The Firm Shares and, to the extent such option is exercised, the Option Shares are hereinafter collectively referred to as the "Shares." The Representative has advised the Company and the Selling Shareholder that the Underwriters propose to make a public offering of their respective portions of the Shares on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in the Representative's judgment is advisable.

         The Company and the Selling Shareholder hereby confirm their agreements with respect to the purchase of the Shares by the Underwriters as follows:

     SECTION 1.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          1.1. The Company represents and warrants to the several Underwriters that:

               1.1.1. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-2 (File No. 33-13177) with respect to the Shares and a related preliminary prospectus in conformity with the requirements of the Securities Act of 1933, as amended (the "Act") and the rules and regulations of the Commission thereunder (the "Rules and Regulations").
     The term "Registration Statement" as used in this Agreement will mean such registration statement, as amended, including the information (if any) deemed to be part thereof pursuant to Rule 430A. The term "Prospectus" as used in this Agreement will mean the form of prospectus first filed by the Company with the Commission pursuant to Rule 424(b) and Rule 430A. The terms Registration Statement and Prospectus also include any documents incorporated therein by reference. Each preliminary prospectus included in the Registration Statement prior to the time it became effective or filed



______________________

     * Plus up to 510,000 shares to cover over-allotments, if any.


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     with the Commission pursuant to Rule 424(a) is referred to in this
     Agreement as a "Preliminary Prospectus." The Registration Statement has been declared effective under the Act. There have been delivered to the Representative two signed copies of such registration statement and amendments, together with two copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to the Representative in such quantities as it has reasonably requested for each of the Underwriters. The Company will file with the Commission a final prospectus in accordance with Rule 424(b) and Rule 430A of the Rules and Regulations.

               1.1.2. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to the Company's knowledge, no proceeding for that purpose has been instituted or threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the time the Registration Statement became effective, and at all times subsequent thereto up to and including the Closing Date and the Option Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained and will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Prospectus nor any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty as to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, directly or through the Representative, or written information furnished to the Company by or on behalf of the Selling Shareholder, in each case, specifically for use in the preparation thereof.

               1.1.3. The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware. The Company has full corporate power and authority (corporate and other) to own and lease properties and conduct business as described in the Prospectus. The Company is in possession of and operating in compliance in all material respects with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of its business, all of which are valid and in full force and effect; the Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company; and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Except as set forth in the Prospectus, the Company does not own or control, directly or indirectly, any corporation, association or other entity.

               1.1.4. The Company's authorized and outstanding capital stock is as set forth under the heading "Description of Capital Stock" in the Prospectus. The issued and outstanding shares of Common Stock have been duly authorized, are validly issued and are fully paid and nonassessable. All offers and sales by the Company of outstanding shares of capital stock and other securities of the Company, prior to the date hereof, were made in compliance with all applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Prospectus. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company and the related notes thereto included in the Prospectus, the Company does not have outstanding any options to purchase, or any


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     preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

               1.1.5. The Shares to be sold to the Underwriters pursuant to this Agreement have been duly authorized and, when issued, delivered and paid for as contemplated herein, will be duly authorized, validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus. Except as described in the Prospectus, there are no restrictions upon the voting or transfer of, any shares of capital stock of the Company pursuant to the Company's Certificate of Incorporation, By-Laws or any agreement or instrument to which the Company is a party or by which the Company is bound. No shareholder of the Company has any right which has not been waived to require the Company to register the sale of any shares owned by such shareholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold to the Underwriters as contemplated herein.

               1.1.6. The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except (i) as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles, and (ii) to the extent that rights of indemnity or contribution under this Agreement may be limited by federal and state securities laws or the public policies underlying such laws. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provisions of the Certificate of Incorporation or By-Laws, or other organizational documents of the Company, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or its properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Act, the Blue Sky laws applicable to the public offering of the Shares by the several Underwriters and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

               1.1.7. Price Waterhouse LLP and Kraft Bros., Esstman, Patton & Harrell PLLC, who have expressed their opinion with respect to the financial statements of the Company and Tennessee Building Products, Inc. ("TBP"), respectively, filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, are independent accountants as required by the Act and the Rules and Regulations.

               1.1.8. The financial statements of the Company and TBP and the related notes thereto included in the Registration Statement and the Prospectus present fairly the financial position, results of operations, cash flows and changes in shareholders' equity of the Company as of the respective dates and for the periods indicated in such financial statements. Such financial statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. No other financial statements or schedules are required to be included in the Registration Statement. The summary financial data set forth in the Prospectus under the caption "Summary Financial Data" fairly presents the information set forth therein on the basis stated in the Registration Statement.


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               1.1.9.    The Company is not (i) in violation or default of any
     provision of its Restated Certificate of Incorporation or By-Laws, each as amended, or (ii) in breach of or in default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound. To the Company's knowledge, there does not exist any state of facts which constitutes an event of default on the part of the Company as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

               1.1.10. There are no actions, suits or proceedings pending before any court or administrative or regulatory agency or, to the best of the Company's knowledge, threatened by any party which if determined adversely to the Company would, individually or in the aggregate result in a material adverse change in the condition (financial or other), properties, business, results of operations or prospects of the Company or prevent or adversely affect the transactions contemplated by this Agreement. No labor disturbance by the employees of the Company exists or is imminent which might be expected to affect adversely the condition (financial or other), properties, business, results of operations or prospects of the Company. The Company is not a party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

               1.1.11. The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company. The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted.

               1.1.12. There are no contracts or other documents required to be described in the Registration Statement or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. The contracts so described in the Prospectus or filed as exhibits to the Registration Statement are, except as otherwise provided in the Registration Statement, in full force and effect on the date hereof, and neither the Company, nor to the best of the Company's knowledge, any other party is in breach of or in default under any of such contracts except where such breach or default would not materially adversely affect the Company.

               1.1.13. Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company has not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company;
     (ii) the Company has not sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the sale of the Shares hereunder) or indebtedness material to the Company (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or other), business, properties, results of operations, management or prospects of the Company.

               1.1.14. Except as disclosed in or specifically contemplated by the Prospectus, the Company owns or licenses all trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations necessary to conduct its businesses as now conducted. The Company has no knowledge of any material infringement by it of any trademarks, trade name rights, patent rights, copyrights, licenses, trade secrets or other similar rights of others, and there is no claim being made or


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     threatened against the Company regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which could have a material adverse effect on the condition (financial or other), business, results of operations or prospects of the Company.

               1.1.15. The Company is conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not materially adversely affect the condition (financial or other), business, results of operations or prospects of the Company.

               1.1.16. The Company has filed all necessary federal, state and foreign income, excise and franchise tax returns and has paid all taxes shown as due thereon. The Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company which could materially and adversely affect the business, results of operations or properties of the Company.

               1.1.17. The Company maintains insurance of the types and in the amounts generally deemed adequate for its business, including, without limitation, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

               1.1.18. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               1.1.19. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

               1.1.20. The Company has not at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or any other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

               1.1.21. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets,
     (iii) access to records is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               1.1.22. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

               1.1.23. The Company has obtained and delivered to the Representative written agreements (the "Lock-Up Agreements"), in form and substance satisfactory to the Representative, of the Selling Shareholder and the Company's officers and directors that no offer, sale, assignment, transfer, encumbrance, contract to sell, grant of an option to purchase or other disposition of any Common Stock or other capital stock of the Company will be made for a period of 180 days after the effective date of the Registration, directly or indirectly, by the Company or such officer, director or other shareholder except as provided by such written agreements.

               1.1.24. Other than as contemplated by this Agreement or as disclosed in the underwriting section of the Registration Statement, the Company has not incurred any liability for any finder's or


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     broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or engaged in any other transactions or entered into any other agreement or understanding which might otherwise be considered by the NASD in determining the reasonableness of the compensation to be received by the Underwriters under this Agreement.

               1.1.25. The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act").

               1.1.26.   The Company has been subject to the requirements of
     Section 12 or 15(d) of the Exchange Act and has filed all the material required to be filed pursuant to Sections 13, 14 or 15(d) for a period of at least thirty-six calendar months immediately preceding the filing of the Registration Statement and has filed in a timely manner all reports required to be filed during the twelve calendar months and any portion of the month immediately preceding the filing of the Registration Statement and, if the Company has used Rule 12b-25(b) under the Exchange Act with respect to a report or a portion of a report, that report or portion thereof has actually been filed within the time period prescribed by that rule.

               1.1.27. The Company has not, since the end of its last fiscal year for which certified financial statements of the Company were included in a report filed pursuant to Section 13(a) or 15(d) of the Exchange Act:
     (a) failed to pay any dividend or sinking fund installment on preferred stock; or (b) defaulted (i) on any installment or installments on indebtedness for borrowed money, or (ii) on any rental on one or more long term leases, which defaults in the aggregate are material to the financial position of the Company.

          1.2. The Selling Shareholder represents and warrants to the several Underwriters that:

               1.2.1 The Selling Shareholder, having full legal right, power and authority to do so, has duly executed and delivered a power of attorney in the form previously provided to the Representative, (the "Power of Attorney") appointing Larry R. Robinette and Douglas H. MacMillan, and each of them acting independently, as the Selling Shareholder's attorney-in-fact (the "Attorneys-in-Fact"), and has delivered to the Attorneys-in-Fact one or more stock certificates representing the Firm Shares being offered and sold by the Selling Shareholder to the Underwriters pursuant to this Agreement together with a blank stock power with respect to such shares. Collectively such documents are referred to herein as the "Selling Shareholder Documents." Each of the Selling Shareholder Documents is a valid and binding obligation of the Selling Shareholder enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles.

               1.2.2 The Selling Shareholder, having full legal right, power and authority to do so, has, either directly or through the Attorneys-in-Fact, duly executed and hereby delivers to the Representative this Agreement. This Agreement constitutes a valid and binding obligation of the Selling Shareholder enforceable in accordance with its terms, except
     (i) as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles, and (ii) to the extent that rights of indemnity or contribution under this Agreement may be limited by federal and state securities laws or the public policies underlying such laws. The making and performance of this Agreement by the Selling Shareholder and the consummation of the transactions herein contemplated will not violate any provisions of the organizational documents of the Selling Shareholder and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Selling Shareholder is a party or by which the Selling Shareholder or the Firm Shares being offered and sold by the Selling Shareholder may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Selling Shareholder or the Firm Shares being offered and sold by the Selling Shareholder. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution


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     and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Act, the Blue Sky laws applicable to the public offering of the Shares by the several Underwriters and the clearance of such offering with the NASD.

               1.2.3. The Selling Shareholder has and, at all times until and through the Closing Date, will have good, valid and marketable title to the Firm Shares being offered and sold by the Selling Shareholder, free and clear of all liens, encumbrances, equities, security interests and claims and full right, power and authority to sell, assign, transfer and deliver such shares pursuant to this Agreement. When the Firm Shares being offered and sold by the Selling Shareholder are paid for in accordance with the terms stated in this Agreement, good, valid and marketable title to the Firm Shares being offered and sold by the Selling Shareholder will be transferred to the Underwriters free and clear of all liens, encumbrances, equities, security interests and claims.

               1.2.4 The Selling Shareholder acknowledges and agrees that the shares represented by the certificates on deposit with the Attorneys-in-Fact are subject to the interests of the Underwriters hereunder, that the arrangements made for such custody and the appointment of the Attorneys-in-Fact are to that extent irrevocable, and that the obligation of the Selling Shareholder hereunder may not be terminated, except as provided in this Agreement or the Power of Attorney, by any act of the Selling Shareholder, by operation of law or otherwise, or by the occurrence of any other event.

               1.2.5 All information furnished to the Company by or on behalf of the Selling Shareholder for use in connection with the preparation of the Registration Statement was and will be true and correct in all material respects as of the date of the Power of Attorney, on the effective date of the Registration Statement and on the Closing Date and the Option Closing Date and does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, the Selling Shareholder has no knowledge which would cause it to believe that the Registration Statement or the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Selling Shareholder acknowledges and agrees that it will notify promptly the Representative and the Company in writing of any information the effect of which would render inaccurate any of the representations and warranties contained in this Section 1.2.

               1.2.6. The Selling Shareholder has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

               1.2.7. The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

               1.2.8. Neither the Selling Shareholder nor, to the best of the Selling Shareholder's knowledge, any associate of the Selling Shareholder is affiliated with any firm directly or indirectly engaged in the securities business as a broker or dealer, as an employee of such a firm acting in any capacity including as an officer or registered representative, as a director or a partner of such a firm or as an equity investor or debt investor in such firm (other than debt arising as a result of trading activities and other than investments in publicly held firms where such equity or debt investment does not exceed five percent of the outstanding securities of such class issued by the firm).

               1.2.9. The Selling Shareholder has executed and delivered to the Representative a Lock-Up Agreement, in form and substance satisfactory to the Representative, that no offer, sale, assignment, transfer, encumbrance, contract to sell, grant of an option to purchase or other disposition of any Common Stock or other capital stock of the Company will be made for a period of 180 days after the


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     effective date of the Registration Statement, directly or indirectly, by the Selling Shareholder except as provided by such written agreement.

               1.2.10. Other than as contemplated by this Agreement or as disclosed in the underwriting section of the Registration Statement, the Selling Shareholder has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or engaged in any other transactions or entered into any other agreement or understanding which might otherwise be considered by the NASD in determining the reasonableness of the compensation to be received by the Underwriters under this Agreement.

     SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS. The Representative, on behalf of the several Underwriters, represents and warrants to the Company and the Selling Shareholder that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering, and (ii) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects. The Representative represents and warrants that it has been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act as its Representative in the manner herein provided.

     SECTION 3.     PURCHASE, SALE AND DELIVERY OF SHARES.

          3.1. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters 1,500,000 of the Firm Shares and the Selling Shareholder agrees to offer and sell 1,900,000 of the Firm Shares. The Underwriters, severally and not jointly, agree to purchase from the Company and the Selling Shareholder the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto. The number of Firm Shares to be purchased by each Underwriter from the Company will bear the same ratio to the total number of Firm Shares to be sold by the Company as the total number of Firm Shares to be purchased by such Underwriter bears to the total number of Firm Shares to be purchased by all of the Underwriters, collectively and the number of Firm Shares to be purchased by each Underwriter from the Selling Shareholder will bear the same ratio to the total number of Firm Shares to be sold by the Selling Shareholder as the total number of Firm Shares to be purchased by such Underwriter bears to the total number of Firm Shares to be purchased by all of the Underwriters, collectively; provided, however, that the Representative may on behalf of the Underwriters adjust the number of Firm Shares to be purchased by each Underwriter from the Selling Shareholder so as to eliminate fractional shares. The purchase price per share to be paid by the several Underwriters to the Company and the Selling Shareholder will be $__________ per share.

          3.2. Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor will be made at the offices of Black & Company, Inc., located at One S.W. Columbia Street, Suite 1200, Portland, Oregon (or such other place as may be agreed upon by the Company, the Selling Shareholder and the Representative) at such time and date, not later than the second full business day following the first date that any of the Shares are released by the Representative for sale to the public, as designated by the Representative with at least 48 hours' prior notice to the Company and the Selling Shareholder (or at such other time and date, not later than one week after such second full business day as may be agreed upon by the Company, the Selling Shareholder and the Representative) (the "Closing Date"); provided, however, that if the Prospectus is at any time prior to the Closing Date recirculated to the public, the Closing Date will occur upon the later of the second full business day following the first date that any of the Shares are released by the Representative for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated. As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.

     Delivery of certificates for the Firm Shares will be made by or on behalf of the Company and the Selling Shareholder to the Representative, for the respective accounts of the Underwriters against payment by the Representative, for the accounts of the several Underwriters, of the purchase price therefor by certified or official bank checks payable in next day funds to the order of the Company or the Selling Shareholder, as the case may be.

The certificates for the Firm Shares will be registered in such names and denominations as requested by the Representative at least one full business days prior to the Closing Date, and will be made available for checking and packaging on the business day preceding the Closing Date at a location in New York, New York, as may be designated by the Representative. Time is of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

          3.3. In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 510,000 Option Shares at the purchase price per share to be paid for the Firm Shares, for use solely in covering any over-allotments made by the Representative for the account of the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Shares are released by the Representative for sale to the public, upon notice by the Representative to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the Certificates for such shares are to be registered, and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the Closing Date), being herein referred to as the "Option Closing Date," will be determined by the Representative, but if at any time other than the Closing Date will not be earlier than two nor later than five full business days after delivery of such notice of exercise. The number of Option Shares to be purchased by each Underwriter will be determined by multiplying the number of Option Shares to be sold by the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is 3,400,000 (subject to such adjustments to eliminate any fractional share purchases as the Representative in its discretion may make). Certificates for the Option Shares will be made available for checking and packaging on the business day preceding the Option Closing Date at a location in New York, New York, as may be designated by the Representative. The manner of payment for and delivery of the Option Shares will be the same as for the Firm Shares purchased from the Company as specified in Section 3.2. At any time before lapse of the option, the Representative may cancel such option by giving written notice of such cancellation to the Company. If the option is cancelled or expires unexercised in whole or in part, the Company will deregister under the Act the number of Option Shares as to which the option has not been exercised.

          3.4. The Representative has advised the Company and the Selling Shareholder that each Underwriter has authorized the Representative to accept delivery of its Shares and to make payment and receipt therefor.

          3.5. Subject to the terms and conditions hereof, the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the effective date of the Registration Statement as in the judgment of the Representative is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the Prospectus. The Representative may release the Firm Shares for public sale promptly after this Agreement becomes effective. The Underwriters may then, from time to time, increase or decrease the public offering price after the initial public offering to such extent they may determine.

     SECTION 4. COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDER.

          4.1. The Company covenants and agrees that:

               4.1.1. The Company will prepare and, within the time period prescribed, file with the Commission under Rule 424(b) under the Act a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A under the Act and will provide evidence satisfactory to the Representative of such timely filing. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such rule. The Company will not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representative has not previously been advised and furnished with a copy or as to which the Representative has objected in writing promptly after reasonable notice thereof or which is not in compliance with the Act or the Rules and Regulations. The Company will promptly advise the Representative in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (iii) when any amendment to the Registration Statement becomes effective, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission enters any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment.

               4.1.2. The Company will prepare and file with the Commission, promptly upon the Representative's request, any amendments or supplements to the Registration Statement or the Prospectus which in the Representative's reasonable judgment may be necessary or advisable to enable the several Underwriters to continue the distribution of the Shares and will use its best efforts to cause the same to become effective as promptly as possible.

               4.1.3. During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, the Company, at its expense, but only for the nine-month period referred to in
     Section 10(a)(3) of the Act, will furnish to the Representative or mail to its order, copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as the Representative may reasonably request, for the purposes contemplated by the Act.

               4.1.4. If at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs, as a result of which the Prospectus, including any amendments or supplements, would contain an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise the Representative thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible. In case any Underwriter is required to deliver a prospectus after such nine-month period, the Company upon request, but at the expense of such Underwriter, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

               4.1.5. As soon as practicable and for the time specified by Rule 158 of the Rules and Regulations, the Company will make generally available to its security holders and deliver to the Underwriters an earnings statement of the Company which will satisfy the provisions of the last paragraph of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

               4.1.6. The Company will apply the net proceeds of the sale of the Shares sold by it in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

               4.1.7. During the period of five years hereafter, the Company will furnish to the Representative and, upon its request, to each of the other Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, cash flows and stockholders' equity for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

               4.1.8. The Company will cooperate with the Representative and its counsel in order to qualify or register the Shares for sale under (or obtain exemptions from the application of) the securities laws and regulations of such states, territories and jurisdictions as the Representatives designates ("Blue Sky Laws"), will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. Notwithstanding the foregoing, the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will promptly advise the Representative of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with the Representative's cooperation, will use its best efforts to obtain the withdrawal thereof.

               4.1.9. The Company will not offer, sell, contract to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or permit the registration under the Act of any shares of Common Stock, for a period commencing on the date hereof and continuing for 180 days after the date of the Prospectus, without the prior written consent of the Representative except for: (i) shares of Common Stock issued pursuant to the exercise of outstanding options, (ii) the granting of options to its employees, officers and directors under its existing stock option plans so long as none of such options becomes exercisable during such 180 day period, (iii) the sale of shares under the Company's employee stock purchase plan and (iv) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement.

          4.2. The Selling Shareholder covenants and agrees that:

               4.2.1 The Selling Shareholder will not purchase or offer to buy any shares of Common Stock during the period of 45 days hereafter without the prior written consent of the Representative.

               4.2.2 The Selling Shareholder will promptly advise the Representative in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission enters any such stop order at any time, the Selling Shareholder will use its best efforts to obtain the lifting of such order at the earliest possible moment.

               4.2.3 The Selling Shareholder will use its best efforts, including the voting of all Common Stock which it may own, to cause the Company to carry out its covenants and agreements hereunder.

               4.2.4. The Selling Shareholder will cooperate with the Representative and its counsel in order to qualify or register the Shares for sale under (or obtain exemptions from the application of) the Blue Sky Laws, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Selling Shareholder will promptly advise the Representative of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Selling Shareholder, with the Representative's cooperation, will use its best efforts to obtain the withdrawal thereof.

          4.3. The Representative may, in its sole discretion, waive in writing the performance by the Company or the Selling Shareholder of any one or more of the foregoing covenants or extend the time for their performance.

     SECTION 5. COSTS AND EXPENSES. Whether or not the transactions contemplated hereunder are consummated, the Company will pay (directly or by reimbursement) all costs, expenses and fees incurred in connection with the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing, the following: (i) all accounting fees of the Company, (ii) the fees and disbursements of counsel for the Company, (iii) the costs of preparing, printing and filing the Registration Statement, Preliminary Prospectuses, the Prospectus and any and all amendments and supplements thereto,
(iv) the costs of printing or photocopying and distributing this Agreement, the Agreement Among Underwriters, any Selected Dealer Agreement, the Underwriters' Selling Memorandum, the Invitation Letter, the Power of Attorney and any supplements or amendments thereto (excluding, except as provided below, fees and expenses of counsel to the Underwriters), (v) filing fees with the Commission,
(vi) filing fees for review by the NASD of the terms of the sale of the Shares,
(vii) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters (including the fees and expenses of Underwriters' counsel) in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the Blue Sky laws, including the preparation and distribution of the Blue Sky memorandum, (viii) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ix) all fees and expenses of the registrar and transfer agent of the Common Stock, (x) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (xi) all expenses relating to presentations to prospective Underwriters, dealers or investors, excluding only the Underwriters' out-of-pocket travel and lodging expenses, and (xii) all other fees, costs and expenses referred to in Item 14 of the Registration Statement. The Company will not be required to pay any expenses of the Underwriters, including the fees and disbursements of Underwriters' counsel (excluding those fees and expenses of Underwriters' counsel relating to qualification, registration or exemption under the Blue Sky laws and the Blue Sky memorandum referred to above), except as expressly provided in this Section 5 or otherwise provided in either Section 7 or Section 8 of this Agreement. The Selling Shareholder will pay or reimburse the Company for (i) the fees and expenses of the Attorneys-in-Fact, if any, (ii) all expenses and taxes incident to the sale and delivery of the Firm Shares being offered and sold by the Selling Shareholder to the Underwriters, (iii) any additional filing fees and other expenses of qualification under Blue Sky Laws, the Commission's registration fee and the NASD's fee for the inclusion of the Firm Shares of the Selling Shareholder, (iv) any other expenses which the Selling Shareholder is required to bear or share in under any applicable Blue Sky Laws and (v) any other expenses which the Selling Shareholder has agreed to pay or reimburse the Company.

     SECTION 6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the Closing Date and the Option Shares on the Option Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholder set forth in this Agreement as of the date hereof and as of the Closing Date or the Option Closing Date, as the case may be, to the performance by the Company and the Selling Shareholder of their obligations hereunder, and to the following additional conditions:

          6.1. The Prospectus has been filed with the Commission pursuant to Rule 424(b) within the time period prescribed for such filing by the Rules and Regulations and in accordance with Section 4.1 of this Agreement. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission or, to the knowledge of the

Company or the Representative, is contemplated by the Commission and all requests of the Commission for additional information have been complied with to the Representative's satisfaction.

          6.2. The Representative is satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus,
(i) there has not been any change in the capital stock of the Company or any material increase in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth in or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction has been entered into by the Company which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company has been sustained which materially and adversely affects the condition (financial or other), business, results of operations or prospects of the Company, (iv) no legal or governmental action, suit or proceeding affecting the Company that is material to the Company or which materially affects or may materially affect the transactions contemplated by this Agreement has been instituted or threatened and (v) there has not been any material change in the condition (financial or other), business, management, results of operations or prospects of the Company that makes it impractical or inadvisable in the reasonable judgment of the Representative, to proceed with the public offering or purchase the Shares as contemplated hereby.

          6.3. There has been furnished to the Representative, on each of the Closing Date and the Option Closing Date, in form and substance satisfactory to the Representative:

               (a) An opinion of Winthrop, Stimson, Putnam & Roberts, counsel for the Company and the Selling Shareholder, addressed to the Underwriters and dated as of the Closing Date, or the Option Closing Date, as the case may be, to the effect that:

                    (1) The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware. The Company is duly qualified to do business and is in good standing in all jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company, and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus.

                    (2) The Company has authorized and outstanding capital stock as described in the Prospectus. The outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. The Shares to be issued and sold to the Underwriters by the Company pursuant to this Agreement have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and nonassessable. None of the outstanding shares of Common Stock have been, and none of the Shares will be, issued in violation of or subject to any statutory preemptive rights or, to counsel's actual knowledge other rights to subscribe for or purchase any securities. All authorized, issued and outstanding capital stock of the Company conforms in all material respects to the description thereof under the caption "Description of Capital Stock" in the Prospectus.

                    (3) The certificates evidencing the Shares to be delivered hereunder are in proper legal form and have been duly authorized for issuance by the Company.

                    (4) Except as disclosed in or specifically contemplated by the Prospectus, to counsel's actual knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

                    (5) The Registration Statement has become effective under the Act, and, to the actual knowledge of such counsel, no stop order suspending the effectiveness of the

          Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b).

                    (6) The Registration Statement, the Prospectus and each amendment or supplement thereto (except for the financial statements, financial data and schedules included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

                    (7) To the actual knowledge of such counsel, there are no franchises, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not disclosed or filed, as required.

                    (8) To the actual knowledge of such counsel, there are no pending or threatened legal or governmental actions, suits or proceedings against the Company (including, without limitation, those having jurisdiction over environmental or similar matters) required to be disclosed in the Registration Statement or Prospectus which are not disclosed as required.

                    (9) The Company has full corporate power and corporate authority to enter into this Agreement and to sell and deliver the Shares to be sold by it to the several Underwriters; this Agreement has been duly and validly authorized by all necessary corporate action by the Company, has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (B) to the extent that rights to indemnity or contribution under this Agreement may be limited by federal or state securities laws or the public policies underlying such laws; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the clearance of such offering with the NASD.

                    (10) The execution and performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, result in the breach of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument actually known to such counsel to which the Company is a party or by which the Company or any of its property may be bound or affected which is material to the Company, or violate any of the provisions of the Certificate of Incorporation or By-Laws of the Company or, to the actual knowledge of such counsel, violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Company or any of its property.

                    (11) The Company is not in violation of its Certificate of Incorporation or By-Laws, or, to the actual knowledge of such counsel, in breach of or in default with respect to any provision of any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company is a party or by which it or any of its properties or assets (tangible or intangible) may be bound or affected, except where such violation, breach or default would not materially adversely affect the Company; and, to the actual knowledge of such counsel, the Company is in compliance with all laws, rules, regulations, judgments, decrees, orders and statutes of any court or jurisdiction to which it is subject, except where noncompliance would not materially adversely affect the Company.

                    (12) The Selling Shareholder has full power and authority to enter into this Agreement and the Selling Shareholder Documents and to sell and deliver the Shares to be sold by it to the several Underwriters; this Agreement and the Selling Shareholder Documents have been duly and validly authorized by all necessary action by the Selling Shareholder, has been duly and validly executed and delivered by and on behalf of the Selling Shareholder, and is a valid and binding agreement of the Selling Shareholder enforceable in accordance with its terms, except as enforceability may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (B) to the extent that rights to indemnity or contribution under this Agreement may be limited by federal or state securities laws or the public policies underlying such laws; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement or the Selling Shareholder Documents by the Selling Shareholder or the consummation of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the clearance of such offering with the NASD.

                    (13) To counsel's actual knowledge, no holders of securities of the Company have rights which have not been waived to the registration of shares of Common Stock or other securities because of the filing of the Registration Statement by the Company or the offering contemplated hereby.

                    (14) Assuming legal capacity and due execution by the parties thereto other than the Selling Shareholder, the Lock-up Agreements are legal, valid and binding obligations of the parties thereto, enforceable against the party except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors rights generally, and (ii) that the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

                    (15) The Company is not, and immediately upon completion of the sale of the Shares contemplated by this Agreement will not be, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

               In rendering such opinion, counsel to the Company may rely as to matters of local law, on opinions of local counsel, and as to matters of fact, on certificates of officers of the Company and of governmental officials, in which case their opinion is to state that they are so doing.

               In addition, such counsel will state in such opinion letters that it has participated in conferences with officials and other representatives of the Company, the Representative, Underwriters' counsel and the independent public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of counsel to the Company that caused them to believe that, at the time the Registration Statement became effective, the Registration Statement (except as to financial statements, financial data and schedules contained therein, as to which such counsel need make no statement) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or on the Closing Date the Prospectus (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which made, not misleading.

               (b) An opinion of Foster Pepper & Shefelman as counsel for the Underwriters dated the Closing Date or the Option Closing Date, as the case may be, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement; the validity of the Shares, the Registration Statement and the Prospectus and other related matters as the Representative may reasonably require. The Company will furnish to such counsel such documents, papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials.

               (c) A certificate of the Company executed by the Chief Executive Officer or President and the chief financial or accounting officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, to the effect that:

                    (1) The representations and warranties of the Company set forth in Section 1.1 of this Agreement are true and correct as of the date of this Agreement and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied in all material respects with all the agreements and satisfied all the conditions specified herein on its part to be performed or satisfied on or prior to the Closing Date or the Option Closing Date, as the case may be.

                    (2) The Commission has not issued any order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto. No stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

                    (3) Each of the respective signers of the certificate has carefully examined the Registration Statement and the Prospectus and, to the best of his knowledge, the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein regarding the Company, and neither the Registration Statement nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which made, not misleading.

               (d) A certificate of the Selling Shareholder, dated the Closing Date or the Option Closing Date, as the case may be, to the effect that (i) the representations and warranties of the Selling Shareholder set forth in
     Section 1.2 of this Agreement are true and correct as of the date of this Agreement and as of the Closing Date or the Option Closing Date, as the case may be, and (ii) the Selling Shareholder has complied in all material respects with all the agreements and satisfied all the conditions specified herein on its part to be performed or satisfied on or prior to the Closing Date or the Option Closing Date, as the case may be.

               (e) Letters from Price Waterhouse LLP and Kraft Bros., Esstman, Patton & Harrell, PLLC, independent accountants for the Company and TBP, respectively, on each of the date this Agreement is executed, the Closing Date and the Option Closing Date, addressed to the Representative, to the effect that they are independent public accountants with respect to the Company and TBP, respectively. within the meaning of the Act and the Rules and Regulations and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to financial statements and certain financial information contained in the Registration Statement and the Prospectus, in form and substance satisfactory to the Representative.

               (f) Such other certificates or documents as the Representative may reasonably request be delivered from the Company to the Representative on behalf of the Underwriters.

          All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to the Representative and to Underwriters' counsel. The Company will furnish the Representative with such manually signed or conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. Any certificate signed by any officer of the Company and delivered to the Representative or to counsel for the Underwriters in connection with the closing of the transactions contemplated hereby will be deemed to be a representation and warranty by the Company to the Underwriters as to the statements made therein. Any certificate signed by any representative of the Selling Shareholder and delivered to the Representative or to counsel for the Underwriters will be deemed to be a representation and warranty by the Selling Shareholder to the Underwriters as to the statements made therein.

          6.4. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, there has not been any change or any development involving a prospective change in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company other than as set forth or contemplated in the Prospectus, the effect of which, in the Representative's reasonable judgment is material and adverse to the Company and makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

          6.5. If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the Closing Date is not so satisfied, this Agreement, at the Representative's election, will terminate upon notification from the Representative to the Company and the Selling Shareholder without liability on the part of any Underwriter or the Company except for the expenses to be paid or reimbursed by the Company pursuant to Sections 5 and 7 hereof and except to the extent provided in Section 10 hereof.

     SECTION 7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. Notwithstanding any other provisions hereof, if this Agreement is terminated by the Representative pursuant to Section 6, or if the sale to the Underwriters of the Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters, upon demand, for all out-of-pocket expenses that have been incurred by the Representative or by the other Underwriters in connection with the proposed purchase and the sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, telegraph charges and telephone charges relating directly to the offering contemplated by the Prospectus; provided, however, that such expenses will not include any portion of overhead or the salary or wages of any Underwriter's employees. Any such termination will be without liability of any party to any other party except that the provisions of this Section 7, Section 5 and Section 8 will at all times be effective and will apply. Notwithstanding the foregoing, the Company will not be obligated to reimburse the Representative or the other Underwriters for any such expenses if this Agreement is terminated by the Representative pursuant to Section 6.2 or, after the Closing Date and prior to the Option Closing Date, Section 6.4, unless the Company has failed or refused to file an amendment to the Registration Statement or prepare a revised Prospectus to be recirculated which adequately addresses the matters referred to in Section 6.2.

     SECTION 8.  INDEMNIFICATION.

          8.1. The Company and the Selling Shareholder jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company and the Selling Shareholder ), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and each such controlling person for any legal and other expenses in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided however, (i) that the Company and the Selling Shareholder will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by the Representative on behalf of any Underwriter specifically for use therein and
(ii) that such indemnity with respect to any Preliminary Prospectus will not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Shares which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). In addition to its other obligations under this
Section 8.1, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, it will reimburse each Underwriter on a quarterly basis for all legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter will promptly return it to the Company. This indemnity agreement will be in addition to any liability which the Company and the Selling Shareholder may otherwise have.


          8.2. Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Shareholder and each person, if any, who, within the meaning of the Act, controls the Company or the Selling Shareholder against any losses, claims, damages, liabilities or expenses to which the Company, any such director or officer, the Selling Shareholder or any such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company, in writing by the Representative on behalf of any Underwriter specifically for use therein; and will reimburse the Company, any such director or officer, the Selling Shareholder or any such controlling person for any legal and other expense reasonably incurred by the Company, any such director or officer, the Selling Shareholder or any such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 8.2, each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 8.2 that relates to such information furnished to the Company, it will reimburse the Company (and, to the extent applicable, each director and officer, the Selling Shareholder, and any such controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each director and officer, the Selling Shareholder, and any such controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each director and officer, the Selling Shareholder, and any such controlling person) will promptly return it to the Underwriters. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          8.3. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve an indemnifying party from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this
Section 8 to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party has reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties will have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party has employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the immediately preceding sentence, or (ii) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel will be at the expense of the indemnifying party.

          8.4. If the indemnification provided for in this Section 8 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under Section 8.1 or Section
8.2 with respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party will contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholder and the Underwriters from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Shareholder and the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Shareholder and the Underwriters will be deemed to be in the same proportion, in the case of the Company, as the total price paid to the Company for the Shares sold by it to the Underwriters (net of underwriting commissions but before deducting other expenses), in the case of the Selling Shareholder, as the total price paid to the Selling Shareholder for the Shares sold by it to the Underwriters (net of underwriting commissions but before deducting other expenses) and, in the case of the Underwriters, as the underwriting commissions received by them. The relative fault of the Company, the Selling Shareholder and the Underwriters will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above will be deemed to include, subject to the limitations set forth in Section 8.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8.3 with respect to notice of commencement of any action will apply if a claim for contribution is to be made under this Section 8.4; provided, however, that no additional notice will be required with respect to any action for which notice has been given under Section 8.3 for purposes of indemnification. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined solely by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. Notwithstanding the provisions of this Section 8.4, no Underwriter will be required to contribute any amount in excess of the amount of the total underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8.4 are several in proportion to their respective underwriting commitments and not joint.

          8.5. In the event that suit or action is instituted with respect to any failure to comply, or any alleged failure to comply, by the Company or the Selling Shareholder with any obligation of the Company or the Selling Shareholder under any covenants or obligations as stated in this Agreement, the prevailing party will be entitled to recover its attorney fees, including those incurred on appeal, as determined by the court.

     SECTION 9. DEFAULT OF UNDERWRITERS. It will be a condition to this Agreement and the obligation of the Company and the Selling Shareholder to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares in the manner as described herein, that, except as hereinafter in this paragraph provided, each of the Underwriters will purchase and pay for all the Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representative of all such shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on either the Closing Date or the Option Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date does not exceed 10 percent of the total number of Shares that the Underwriters are obligated to purchase on the Closing Date or Option Closing Date, as the case may be, the nondefaulting Underwriters will be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on the Closing Date or Option Closing Date, as the case may be. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default occurs is more than the above percentage and arrangements satisfactory to the Representative, the Company and the Selling Shareholder for the purchase of such Shares by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company except for the expenses to be paid by the Company and the Selling Shareholder pursuant to Section 5 hereof.

     In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representative or the Company will have the right to postpone the Closing Date or Option Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     SECTION 10. TERMINATION. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by the Representative by notice to the Company and the Selling Shareholder at any time prior to the Closing Date (i) if additional material governmental restrictions, not in force and effect on the date hereof, will have been imposed upon trading in securities generally or minimum or maximum prices have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally has been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium has been established by federal, New York or Oregon authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions has occurred or has accelerated or escalated to such an extent as, in the reasonable judgment of the Representative, to affect materially and adversely the marketability of the Shares, (iii) if any adverse event has occurred or exists that makes untrue or incorrect, in any material respect, any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, or (iv) if there is any action, suit or proceeding pending or threatened, or there has been any development or prospective development involving particularly the business or properties or securities of the Company or the transactions contemplated by this Agreement, that, in the reasonable judgment of the Representative, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Shares. Any termination pursuant to this Section 10 will be without liability on the part of any Underwriter to the Company or the Selling Shareholder or on the part of the Company of the Selling Shareholder to any Underwriter (except for expenses to be paid or reimbursed to the Underwriters by the Company pursuant to Section 5 hereof and except to the extent provided in
Section 8 hereof.

     SECTION 11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholder and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, the Selling Shareholder or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder or any termination of this Agreement.

     SECTION 12. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telecopied and confirmed to the Representative at Black & Company, Inc., One S.W. Columbia Street, Portland, Oregon 97258, Attention: John T. Sheehy, with a copy to Curt
B. Gleaves, Foster Pepper & Shefelman, 101 S.W. Main, 15th Floor, Portland, Oregon 97204; if sent to the Company will be mailed, delivered or telecopied and confirmed to the Company at Morgan Products Ltd., 469 McLaws Circle, Williamsburg, VA 23185, Attention: Larry R. Robinette, with a copy to Frode Jensen, III, Winthrop, Stimson, Putnam & Roberts, P.O. Box 6760, Stamford, CT 06904-6760; and if sent to the Selling Shareholder will be mailed, delivered or telecopied and confirmed to the Selling Shareholder at Saugatuck Capital Company Limited Partnership, One Canterbury Green, Stamford, CT 06901, with a copy to Frode Jensen, III, Winthrop, Stimson, Putnam & Roberts, P.O. Box 6760, Stamford, CT 06904-6760. The Company, the Selling Shareholder or the Representative may change the address for receipt of communications hereunder by giving notice in writing to the others.

     SECTION 13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 8, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment will relieve any party of its obligations hereunder. The term "successors" will not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

     SECTION 14. REPRESENTATION OF UNDERWRITERS. Black & Company, Inc. will act as the Representative for the several Underwriters in connection with all dealings hereunder, and any action under or in respect of this Agreement taken by them, as the Representative, will be binding upon all the Underwriters.

     SECTION 15. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph or provision of this Agreement will not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there will be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     SECTION 16. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the state of Oregon.

     SECTION 17. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which will be an original, and all of which will constitute one and the same document. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Shareholder and the Representative.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholder and the several Underwriters including the Representative, all in accordance with its terms.

                             Very truly yours,

                             MORGAN PRODUCTS LTD.


                             By:_____________________________________
                             Title:__________________________________

                             SAUGATUCK CAPITAL COMPANY LIMITED
                             PARTNERSHIP


                             By:_____________________________________
                                _____________________________________


The foregoing Underwriting Agreement is hereby confirmed and accepted by us in Portland, Oregon as of the date first above written.

BLACK & COMPANY, INC.


By:_____________________________________
Acting as the Representative of the several Underwriters
named in the attached Schedule A.

                            SCHEDULE A

                                                                  Number of Firm
                                                                          Shares
Name of Underwriter                                              to be Purchased
-------------------                                              ---------------

Black & Company, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..










TOTAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..  . .3,400,000